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                        CONSENT OF WINE SPECTATOR

  The Wine Spectator Magazine hereby consents to the references to it in the Prospectus of Beringer Wine Estates Holdings, Inc. at pages 3, 14, 30, 31, 36, 37 and 38.

                                          Wine Spectator

                                                 /s/ Niki Singer
                                          -------------------------------------

                                                    Niki Singer

                                               Senior Vice President

October 13, 1997